UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 23, 2003
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Page 1 of 4 Pages.
Exhibit Index Appears on Page 4

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits

99.1
Slide Package used by Chesapeake executives for annual meeting of shareholders held on April 23, 2003
99.2
Press release, dated April 23, 2003, describing the business of the annual meeting of shareholders and the 2002 financial results

	99.3	Press release, dated April 23, 2003, announcing that the board of directors of Chesapeake declared a regular quarterly dividend of $0.22 a share

ITEM 9. REGULATION FD DISCLOSURE (Information furnished in this Item 9 is furnished under
Item 12. Results of Operations and Financial Condition)

On April 23, 2003, Chesapeake Corporation "Chesapeake" held its annual meeting of shareholders. The slide package used by Chesapeake executives at this meeting is furnished herewith as Exhibit 99.1. All of the information in the presentation is presented as of April 22, 2003, and Chesapeake does not assume any obligation to update such information in the future. On April 23, 2003, Chesapeake issued a press release on the annual meeting of shareholders that told of the 2002 financial results. On April 23, 2003, Chesapeake also issued a press release announcing that the board of directors of Chesapeake declared a regular quarterly dividend of $0.22 a share. The information contained in the slide package, the press release on the annual meeting, and the press release on the dividend, which are attached as exhibits 99.1, 99.2 and 99.3, respectively, to this report, is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: April 25, 2003	BY:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Controller
(Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Slide Package used by Chesapeake executives for annual meeting of shareholders held on April 23, 2003

99.2

Press release, dated April 23, 2003, describing the business of the annual meeting of shareholders and the 2002 financial results

99.3	Press release, dated April 23, 2003, announcing that the board of directors of Chesapeake declared a regular quarterly dividend of $0.22 a share

Page 4